Exhibit 10.57

                              AMENDED AND RESTATED
                    MISCELLANEOUS SERVICES AGREEMENT

     This Amended and Restated Miscellaneous Services Agreement (the "Amended Services Agreement") is made as of the 21st day of July, 1997, by and among American Mutual Holding Company, an Iowa mutual insurance holding company having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 ("AMHC"); AmerUs Life Holdings, Inc., an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 (the "Company"); AmerUs Life Insurance Company, an Iowa corporation having its corporate offices at 611 Fifth Avenue Des Moines, Iowa 50309 ("AmerUs Life"); AmerUs Group Co., an Iowa corporation having its corporate offices at 418 Sixth Avenue, Des Moines, Iowa 50309 ("AmerUs Group"); AmerUs Bank, a federal savings bank having its corporate offices at 418 Sixth Avenue, Des Moines, Iowa 50309 (the "Bank"); AmerUs Mortgage, Inc., an Iowa corporation having its corporate offices at 1516 35th Street, Suite 200, West Des Moines, Iowa ("AmerUs Mortgage"); Iowa Realty Company, Inc., an Iowa corporation having its corporate offices at 3501 Westown Parkway, West Des Moines, Iowa 50265 ("Iowa Realty"); Iowa Title Company, an Iowa corporation having its corporate offices at 100 Fourth Street, Des Moines, Iowa 50309 ("Iowa Title"); AmerUs Insurance, Inc., an Iowa corporation having its corporate offices at 4949 Westown Parkway, Suite 255, West Des Moines, Iowa 50266 ("AmerUs Insurance");AmerUs Properties, Inc., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309 ("AmerUs Properties"); and AmerUs Direct, Inc., an Iowa corporation having its corporate offices at 418 Sixth Avenue, Des Moines, Iowa 50309 ("AmerUs Direct") (collectively, the "AmerUs Companies" and, individually, an "AmerUs Company").

     WHEREAS, in the course of the operation and administration of the business of the AmerUs Companies, an AmerUs Company may require certain services from another AmerUs Company; and

     WHEREAS, the AmerUs Companies desire to provide and receive such services on the basis described in this Amended Services Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the AmerUs Companies do hereby agree as follows:

Article I.     Services to be Provided

     Section 1.01. For a period of up to twelve (12) months after the date hereof (hereinafter referred to as the "Services Period") and from month to month thereafter until terminated in accordance with the provisions contained in
Article V hereof, the AmerUs Companies identified in the schedules to this Service Agreement, which are attached hereto and made a part hereof (the "Schedules"), shall provide to each of the other AmerUs Companies (unless otherwise specified) those services described in the appropriate Schedule.

     Section 1.02. The parties agree that any ancillary or support services necessary or, in the usual and customary manner and the normal course of business, associated with the specific services described in the Schedules shall be deemed to be included in, and governed by, this Amended Services Agreement unless specifically excluded.

     Section 1.03. The parties agree that on forty-five (45) days' prior written notice to the AmerUs Companies affected thereby, any AmerUs Company providing services hereunder may modify the services described in the Schedule pertaining to such company, provided that:

     (a) Such modified services shall be equivalent to or better than the services being replaced; and

     (b) Each affected AmerUs Company consents to the modified services, such consent not to be unreasonably withheld.

Article II.    Adequate Staff and Facilities

     Section 2.01. During the Service Period, each AmerUs Company shall maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Amended Services Agreement.

Article III.   Responsible Persons

     Section 3.01. Each of the AmerUs Companies shall each appoint in writing one or more individuals who shall serve as contact person(s) for purposes of the carrying out of this Amended Services Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to matters pertaining to this Amended Services Agreement.

Article IV.   Compensation

     Section 4.01. Except as otherwise provided in the Schedules, in connection with the services to be performed under this Amended Services Agreement, the AmerUs Companies shall compensate a service provider hereunder as set forth in this Article IV.

     Section 4.02. For each of the services described in the Schedules, the parties agree to pay the compensation set forth for such services on the appropriate Schedule.

     Section 4.03. Unless otherwise agreed to, bills shall be rendered no later than fifteen (15) business days after the first of the month and payment shall be remitted no later than fifteen (15) business days after receipt of a proper bill. If an AmerUs Company determines that the services performed hereunder are not satisfactory or that the fees charged are in excess of those provided for in this Amended Services Agreement, the affected AmerUs Company is hereby authorized to withhold payment for such service until the matter in dispute is resolved or the fees charged are substantiated or adjusted appropriately. Adjustments for errors on previous billings and for a final settlement shall be made no more than sixty (60) days after this Amended Services Agreement terminates.

Article V.     Term and Termination

     Section 5.01. Unless this Amended Services Agreement is otherwise terminated according to its provisions and except as may otherwise be provided in the Schedules, each service provider shall be obligated to provide, and each recipient of such services shall be obligated to pay for, the services described in the Schedules during the Service Period.

     Section 5.02. Except as otherwise provided in this Amended Services Agreement, during the Service Period or any extension thereof, an AmerUs Company may terminate with respect to itself this Amended Services Agreement at its option, at any time, upon sixty (60) days' written notice to all of the other AmerUs Companies. In addition, an AmerUs Company may terminate or substantially reduce any one or more of the services to be furnished hereunder by it, but such termination or reduction shall not be deemed to terminate this Amended Services Agreement in its entirety.

     Section 5.03. This Amended Services Agreement, or any service provided hereunder, may be terminated or substantially reduced at an time by mutual consent of the parties. The termination of any one or more, but less than all, of the services provided hereunder by an AmerUs Company shall not be deemed to terminate this Amended Services Agreement in its entirety.

Article VI.   Miscellaneous

     Section 6.01. This Amended Services Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Amended Services Agreement, except as set forth in the Schedules. Amendments to this Amended Services Agreement shall not be effective unless in writing and signed by the duly authorized representative of the party against whom enforcement of the amendment is sought.

     Section 6.02. Any notice or other communication given pursuant to this Amended Services Agreement shall be given in writing to the other party at the address stated herein or at such other address as such party shall specify by notice hereunder. Such notice shall be conclusively deemed to be served when delivered personally or three (3) calendar days after sending by registered mail or one (1) business day after sending by telecopy or telex or similar electronic means.

     Section 6.03. This Amended Services Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to principles of conflicts of laws.

     Section 6.04. No delay or failure by any party to exercise any of its rights or remedies hereunder shall operate as a waiver thereof. Each party shall reimburse the other parties for all expenses, including reasonable attorneys' fees, incurred by the other party in exercising any of its rights or remedies hereunder, or resulting from any default by the reimbursing party.

     Section 6.05. This Amended Services Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and to the benefit of their successors and assigns.

     Section 6.06. Nothing herein contained is intended to confer upon any person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amended Services Agreement.

     In Witness Whereof, the parties hereto have executed this Amend and Restated Miscellaneous Services Agreement effective as of the day and year first above written.




American Mutual                         AmerUs Group Co.
  Holding Company


     /s/ Roger K. Brooks                     /s/ Michael E. Sproule
By: -----------------------------       By:  -----------------------------------
      Roger K. Brooks, President             Michael E. Sproule, Chief Financial
                                                  Officer


AmerUs Life                                  AmerUs Life
   Holdings, Inc.                              Insurance Company

     /s/ Roger K. Brooks                     /s/ Gary McPhail
By: -----------------------------       By: ------------------------------------
     Roger K. Brooks, President              Gary McPhail, President


AmerUs Mortgage, Inc.                   AmerUs Bank


     /s/ Thomas C. Godlasky                  /s/ Marcia S. Hanson
By: -----------------------------       By: ------------------------------------
    Thomas C. Godlasky, President            Marcia S. Hanson, President


Iowa Realty Company, Inc.               AmerUs Properties, Inc.


     /s/ R. Michael Knapp                    /s/ Diane M. Davidson
By: -----------------------------       By: ------------------------------------
       R. Michael Knapp, President           Diane M. Davidson, Secretary

Iowa Title Company                      AmerUs Insurance, Inc.


     /s/ Debra Johnson                       /s/ Diane M. Davidson
By: -------------------------------     By: ---------------------------------
    Debra Johnson, Chief Financial            Diane M. Davidson, Secretary
    Officer

AmerUs Direct, Inc.


     /s/ Jonna M. La Toure
By: -------------------------------
      Jonna M. La Toure, Senior Vice
      President

                                    SCHEDULE I

                                  COMMUNICATIONS
                            Effective January 1, 1997

     AmerUs Life Holdings, Inc. shall provide communications services. The following are the hourly rates for services indicated:

     COMMUNICATIONS (12512):                           Hourly Rate:

     Communications Services                                $45.00
          Writing
               Graphic Design
          Media/Public Relations
          Project Coordination, etc.

     Manager/Consultant Services                            $60.00

     Printing Services                                      COST

     Production Services                                    COST

     Supplies                                               COST

                                   SCHEDULE II

                                  LAW DEPARTMENT
                            Effective January 1, 1997

     AmerUs Life Holdings, Inc. shall provide legal services. The following are the hourly rates for legal services provided by the positions (and individuals) indicated below:

     Position:                                    Hourly Rate:
     General Counsel (JKH)                             $145.00
     Assistant General Counsel (DMD)                   $120.00
     Assistant General Counsel (SMB)                   $118.00
     Assistant General Counsel (DRT, LAS)              $115.00
     Counsel (MGH)                                     $105.00
     Counsel (TGF)                                     $ 95.00
     Counsel (EDS)                                     $ 85.00
     Legal Administrator                               $ 50.00
     Legal Assistant (LA)                              $ 65.00
     Legal Assistant (JSG)                             $ 55.00
     Legal Assistant (RLC)                             $ 55.00
     Legal Assistant (VSS)                             $ 50.00
     Legal Assistant (ME)                              $ 45.00
     Legal Assistant (DEH)                             $ 40.00
     Legal Assistant (MKM)                             $ 40.00

                                   SCHEDULE III

                                   TAX SERVICES
                            Effective January 1, 1997


     The following information is for the services indicated:

1. The tax department (or its successor) of AmerUs Life Holdings, Inc. may provide to all other AmerUs Group Companies such tax compliance; tax research, planning, and consulting; benefit and pension services; and such other services as may be required by applicable law or otherwise. These services will be provided at cost recovery rates not to exceed the customary and reasonable charges for such services as would be provided by other CPA's and Attorneys specializing in such matters, together with all out-of-pocket expenses incurred.

2. For services appropriately measured on an hourly basis, the 1996 rates will be as follows:

          Position:                          Rate:
          Vice President                     $ 90.00/hr
          Directors and Managers             $ 80.00/hr
          Tax Supervisor                     $ 75.00/hr
          Senior Tax Accountant              $ 70.00/hr
          Tax Accountant                     $ 60.00/hr
          Administrative Support             $ 35.00/hr

                                   SCHEDULE IV

                              ACCOUNTING DEPARTMENT
                            Effective January 1, 1997


     The following are the hourly rates for accounting services other than as further specified below provided to the AmerUs Companies by employees of AmerUs Life Holdings, Inc. in the following positions:

          Position:                          Hourly Rate:
          Manager                            $65.00
          Senior Accountant                  $50.00
          Accountant                         $40.00
          Clerk A                            $35.00
          Clerk B                            $30.00
          Clerk C                            $25.00

                                    SCHEDULE V

                             ADMINISTRATIVE SERVICES
                            Effective January 1, 1997


     The following are the hourly rates for administrative services provided to the AmerUs Companies by employees of AmerUs Life Holdings, Inc.:

     Service
     Description:                  Rate:

     Printing                 Cost plus 15%
     Purchasing               Cost, Cost plus 4%
     Purchasing               Cost plus 8% (includes storage)
     Mail Service             Labor = $10.00 per hour
     Postage                  .30 cents for 1st ounce
     Postage                  .23 cents/ounce after first oz.
     Check Handling           .017 cents per item
     Micrographics            $10/hour plus materials

                                   SCHEDULE VI

                             DATA PROCESSING SERVICES
                              Effective July 1, 1997



Introductory Paragraph. The following are the rates for data processing services provided by AmerUs Life Holdings, Inc. under the terms prescribed herein.

A.   BASIC PROCESSING CHARGES (For AmerUs Mortgage, Inc. and AmerUs   Group,
Inc. Only)

     a.   Loans (AmerUs Mortgage, Inc. Only)
          From           To                  Monthly Rate
                                             Per Loan

               0              20,000              0.85
          20,001         50,000              0.75
          50,001         and above           0.55

     b.   Accounts or Loans (AmerUs Group, Inc. Only)
          Customer Information Records
                    Monthly Rate
                    Per Account
                       0.01

For the fee described above, the processing services provided are the following:

     1.   Computer processing (On-line and Batch)
     2.   Disk input/output and storage
     3.   Magnetic Tape input/output and storage
     4.   Help Desk Telephone Support
     5.   Production Control Support
     6.   Storage Administration
     7.   Disaster/Recovery Services


The above fees cover total on-line transactions equal to a maximum of 2 million transaction per month. American Mutual Life Corporate Services shall have the right to bill Client and Client agrees to pay a fee as negotiated by both parties for the number of transactions over and above the maximum number of transactions.


                                        Installation        Monthly
     c.   Telecommunications Services        Charge         Charge

          1.   19200 BPS limited distance         at proposed         $150
               transmission line             rate

          2.   Host Mainframe Access (Charge per user id)        $ 10

                                                       Rate
                                                       Per
     d.   Printing Services                            Unit

          1.   Impact Printing          per page            .045
          2.   Laser Printing           per page            .031
          3.   Microfiche Printing      per page            .005

B.   OPTIONAL PROCESSING AND SUPPORT SERVICES (For all the AmerUs
                                              Companies)

1.   Personnel and Related                        Rate Per Unit
     a.   CTS Director                  per hour       100.00
     b.   Data Center Supervisor        per hour        55.00
     c.   Programming Director          per hour       100.00
     d.   Systems Programmer            per hour        75.00
     e.   Data Services Analyst         per hour        55.00
     f.   Data Services Specialist      per hour        50.00
     g.   Production Supp. Analyst      per hour        50.00
     h.   Production Supp. Spec.        per hour        45.00
     i.   Programming Supervisor        per hour        65.00
     j.   Network/PC Manager            per hour       100.00
     k.   Business Analyst              per hour        58.00
     l.   Telecommunication Analyst     per hour        90.00
     m.   Senior Programmer Analyst     per hour        50.00
     n.   Programmer Analyst            per hour        45.00
     o.   Senior Programmer             per hour        37.00
     p.   Sr. Network Analyst           per hour        60.00*
     q.   PC-Systems Analyst            per hour        55.00*
     r.   PC-Progammer Analyst          per hour        55.00*
     s.   PC-Info Systems Specialist    per hour        44.00*
     t.   PC-Senior Programmer          per hour        45.00*
     u.   Senior Systems Programmer     per hour        90.00
     v.   Security Administrator        per hour        55.00
     w.   Production Support Supervisor per hour        65.00
     x.   Computer Operator             per hour        35.00

* Rates are higher to reflect additional overhead costs due to necessary hardware and software.

2.   Computer Processing

     a.   Tapes shipped out of house will be
          billed to Client if not returned
          within three months                           25.00

     b.   Data file restore to magnetic disk                  7.00

3.   Special Processing and Services

     a.   Lewis System Delivery/per month                    26.00
     b.   Tape Copiers/per copy                         35.00
     c.   IIN Access/per month                          60.00
          -American Express, American Airlines
          -ADP, Dow Jones, Dun & Bradstreet
          -LOMA, LEXIS, WESTLAW

4.   Media and Other

     a.   Special microfiche copies
          . 1-25 copies                                 10.00
          . 26 and above                          time & materials
     b.   Tape retrieval from offsite storage                     20.00
     c.   Data Center report pickup at window                 5.00

5.   Network Usage
                                                       Rate Per
                                                       1000 Units
     a.   Usage will be calculated monthly in
          1,000 units

          For the fee described above, the network services provided are the following:

          1.   Network wiring and access
          2.   Tape backup and recovery
          3.   Network maintenance, monitoring, tuning, trouble  shooting
          4.   Network hardware and software (maintenance and upgrades)
          5.   Network administration(adding users, security, etc.)
          6.   Disk storage

     b.   The network hours of schedule availability will be as follows:

          Sunday through Saturday, from 6:00 a.m. until 10:00 p.m.

C.   SYSTEM AVAILABILITY TIMES

     1.   AmerUs Life Corporate Services Systems Scheduled  Availability

          Day of Week         Start-Time          Stop-Time

          Monday              07:00               23:00
          Tuesday             07:00               23:00
          Wednesday           07:00               23:00
          Thursday            07:00               23:00
          Friday              07:00               23:00
          Saturday            07:00               23:00
          Sunday              07:00               23:00

     2.   Exceptions to Normal On-line Systems Availability

          a.   Holiday Schedules:

               1.   New Years Day       2.   Memorial Day
               3.   July 4th            4.   Labor Day
               5.   Thanksgiving        6.   Christmas

               No support or regular systems processing will be made available on the dates published until the following day. If Client observes additional processing holidays, Client should notify AmerUs Life Corporate Services in writing at least 15 days prior to scheduled holiday.

          b. Preventative Maintenance. Occasionally, the systems may not be available when AmerUs Life Corporate Services is making hardware/software upgrades or changes. In such instances, AmerUs Life Corporate Services will notify Client as soon as possible. However, every effort will be made to perform maintenance outside the availability hours.

          c. Year-End Processing. Client agrees to cooperate in meeting special year-end processing schedules.

                                  SCHEDULE VII

                           HUMAN RESOURCES DEPARTMENT
                           Effective January 1, 1997


     The following are monthly bulk rates for charges by AmerUs Life Holdings, Inc. employees to AmerUs Group companies for payroll processing, payroll tax filings, pension valuations, record-keeping and statement preparation, and 401(k) record-keeping services:

     Company:                                          Monthly Rate:
     AmerUs Bank                                       $51,767.17
     AmerUs Direct                                     $ 1,072.42
     AmerUs Group                                      $58,781.42
     AmerUs Insurance                                  $ 2,632.25
     AmerUs Investments                                $ 1,559.83
     AmerUs Life                                       $37,180.00
     AmerUs Mortgage                                   $25,249.92
     AmerUs Properties                                 $ 4,368.33
     Edina Financial Services                          $ 3,333.33
     Iowa Realty                                       $30,806.83
     Iowa Title                                        $ 6,044.33

     Iowa Realty Commercial Brokers (through June 30, 1997) $ 1,462.33

                                 SCHEDULE VIII

                               TELEPHONE SERVICES
                           Effective January 1, 1997


     AmerUs Life Holdings, Inc. shall provide communications services. The following are the hourly rates for services indicated:

     Local Telephone Service                      40.00/Month per Station
     Phone Mail Box                                4.00/Month per Station
     Analog Modem/Fax Line                       100.00/Month
     Call Processing Box                         150.00/Month
     ACD Group                                   200.00/Call
     Local Information                              .50/Call
     Long Distance Information                      .85/Call
     Inbound Long Distance                          .18/Minute
     Outbound Long Distance                         .15/Minute
     Analyst/Technician                           30.00/Hour
     Clerical/Switchboard                         10.00/Hour
     Additional telephone equipment beyond
          initial installation                  COST
     Hourly charges for installation/
          maintenance of additional
          equipment                             COST

                                  SCHEDULE IX

BILLING RATES
AS OF JANUARY 2, 1997

OVERALL BILLING PRACTICES

- Billing practice is to price AmerUs Direct services at cost. Income above basic operating expenses is generated from commission/transfer price paid by lines of business for sales made by AmerUs Direct.

-    Time is measured in quarter-hour increments.

- Most projects are assigned a Job Number, and most internal and external service providers generate billing which references the Job Number.

- Services/products purchased externally are billed at cost. Mileage and travel expenses are billed at cost. For local driving trips, time is measured from departure to arrival. If longer distance travel were required, the full travel time would not be fully billable.

-    Target is to have 80% of employees' hours billable.

- Billing is prepared on the 21st of each month, to aid in timely month-end billing.

- Hourly rates reflect all fixed costs of each business function (e.g. the database hourly rate reflects the cost of building and maintaining the database).

BILLING RATES

             FUNCTION                           HOURLY RATE

Program Management                               $85.00

Telemarketing Management, Reporting              $75.00

Telemarketers (Outbound and Inbound)
     Licensed for insurance                      $55.00
     Unlicensed/general sales                    $35.00-45.00 (quoted by job)

Database Services                               $105.00
     (Reports, Lists, Campaign Analysis,
     Market Reporting, etc.)

Financial Analysts                               $75.00
     (Product Profitability, Product
     Repricing Analysis, etc.)

Marketing Strategic Planning                    $125.00

SCHEDULE X

INVESTMENT SERVICES
EFFECTIVE JANUARY 1, 1997

     The following are the rates for investment services provided to the specified AmerUs Companies by employees of the AmerUs Life Holdings, Inc.:

A. AmerUs Bank is charged a rate of nine basis points on the value of invested assets under management for general asset management and reporting services that it receives.

B. AmerUs Life Insurance Company is charged a rate of thirty basis points on the value of invested assets under management for the following services:
     (1) general asset management and reporting; (2) extensive credit and interest rate analysis; (3) management of assets in other classes (High Yield, Emerging Markets, Private Placements, Equities, and Asset-Backed);
     (4) management of commercial mortgage portfolio; and (5) preparation of information for filings with regulatory and rating agencies.